UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material under §240.14a-12

Symetra Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CUSTOMER FACING Q&A

1.	What did Symetra announce today?
Today we announced that Symetra’s board of directors has voted unanimously to accept an all-cash offer by Sumitomo Life to acquire all of Symetra.

2.	Who is Sumitomo Life?
For more information on Sumitomo Life, I suggest you read our investor materials available on our transaction website:  http://symetra.transactionannouncement.com/

3.	When do you expect this transaction to be completed?
We expect the transaction to close late in the first quarter or early in the second quarter of 2016.

4.	What changes will Symetra employees see? Will this transaction result in layoffs?
Sumitomo Life intends to operate Symetra as a wholly owned subsidiary, keeping the company’s businesses, distribution networks and products in place. We do not expect any layoffs to result from this deal. Symetra’s existing senior leadership, management team and staff will remain with the company following the deal’s close.

5.	Will the Symetra brand change or go away?
No. We will continue to operate under the current Symetra name and brand.

6.	Will there be any changes to my relationship with Symetra and the services I receive as a result of this transaction?
Nothing is expected to change for you — Symetra will continue to operate business as usual leading up to and following the transaction. Symetra will continue to serve our valued customers as we always have. Importantly, Symetra is expected to maintain its current product mix and distribution networks.

7.	How will this transaction affect customers? Will there be changes to their Symetra products or policies?
Existing policies are not expected to be affected by this transaction. Customers can access their policy features as normal.

8.	Will my contact at Symetra change?
No, your contact will remain the same.

9.	Will I have access to Sumitomo Life’s products? Will they be offered in the U.S.?
Symetra does not expect the transaction to alter our existing product mix. It is unknown at this time if Sumitomo Life intends to market any of its products in the U.S.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo Life Insurance Company. In connection with the proposed acquisition, Symetra intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Symetra’s proxy statement in preliminary and definitive form. Shareholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at www.Symetra.com or by directing a request to Symetra at karin.vanvleet@symetra.com.

Participants in the Solicitation

Sumitomo Life Insurance Company, Symetra and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Symetra in favor of the proposed transaction.  Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s shareholders generally, is set forth in the materials filed by Symetra with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements.

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.